Exhibit 99.1

Avantax Reports Third Quarter 2023 Results
DALLAS, TX — November 6, 2023 — Avantax, Inc. (NASDAQ: AVTA), a leading provider of technology-enabled, tax-intelligent financial solutions, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Highlights and Recent Developments
•Reported total revenue of $192.3 million for the third quarter. This represents an increase of 16.5% compared to the third quarter of the prior year.
•Continued to deliver net positive asset flows for the seventh consecutive quarter with approximately $673.0 million for the third quarter.
•Ended the third quarter with total client assets of $82.3 billion, $42.0 billion of which were advisory assets, representing 51.1% of total client assets.
•Added approximately $563.7 million of newly recruited assets during the third quarter.
•Ended the third quarter with $106.4 million in cash and cash equivalents.
•Cash sweep balances ended the third quarter at $2.8 billion, which was relatively flat to the second quarter.
•During the third quarter, we repurchased approximately 0.4 million shares of our common stock for aggregate purchase consideration of approximately $9.1 million.

Summary Financial Performance: Q3 2023

($ in millions, except per share amounts)	Q3 2023	Q3 2022	Change
GAAP:
Revenue	$192.3	$165.0	16.5%

Income (loss) from continuing operations, net of income taxes	$(1.5)	$0.3	(600.0)%
Income (loss) from discontinued operations, net of income taxes	—	(22.2)	100.0%
Net Income (Loss)	$(1.5)	$(21.8)	93.1%
Net Income (Loss) per share — Basic:
Continuing operations	$(0.04)	$0.01	(500.0)%
Discontinued operations	—	(0.47)	100.0%
Net Income (Loss) per share — Basic	$(0.04)	$(0.46)	91.3%
Net Income (Loss) per share — Diluted:
Continuing operations	$(0.04)	$0.01	(500.0)%
Discontinued operations	—	(0.46)	100.0%
Net Income (Loss) per share — Diluted	$(0.04)	$(0.45)	91.1%
Non-GAAP:
Adjusted EBITDA (1)	$34.1	$17.0	100.6%
Net Income (1)	$13.5	$7.8	73.1%
Net Income per share — Diluted (1)	$0.36	$0.16	125.0%
_________________________
Note: Totals may not foot due to rounding.
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below, including the definitions in the notes to such tables.

Acquisition
On September 9, 2023, Avantax entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aretec Group, Inc., a Delaware corporation that does business as Cetera Holdings (“Parent”), and C2023 Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”) whereby Parent will acquire all of the issued and outstanding equity of Avantax (the “Merger”) in an all-cash transaction valuing Avantax at approximately $1.2 billion, inclusive of Avantax’s net debt. On the terms and subject to the conditions of the Merger Agreement, holders of shares of Avantax common stock (other than Excluded Shares and Dissenting Shares (each, as defined in the Merger Agreement)) will receive $26.00 per share in cash, without interest and less any required tax withholdings. Upon the closing of the transactions contemplated by the Merger Agreement, Avantax will operate as a privately-held company. The closing remains subject to customary closing conditions, including approval by Avantax’s stockholders. Avantax expects the closing to occur by the end of November 2023.
In light of the pending closing pursuant to the Merger Agreement, we will not be hosting a third quarter 2023 earnings conference call or take follow-up questions from the investment community.
About Avantax®
Avantax, Inc. (NASDAQ: AVTA) delivers tax-intelligent wealth management solutions for Financial Professionals, tax professionals and CPA firms, supporting our goal of minimizing clients’ tax burdens through comprehensive tax-intelligent financial planning. We have two distinct, but related, models within our business: the independent Financial Professional model and the employee-based model. We refer to our independent Financial Professional model as Avantax Wealth Management®. Avantax Wealth Management works with a nationwide network of Financial Professionals operating as independent contractors and offers its services through its registered broker-dealer, which is a leading U.S. tax-focused independent broker-dealer, registered investment advisor (RIA), and insurance agency subsidiaries. We refer to our employee-based model as Avantax Planning Partners℠. Avantax Planning Partners offers services through its RIA and insurance agency by partnering with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services. Collectively, we had $82.3 billion in total client assets as of September 30, 2023. For more information on Avantax, visit www.avantax.com.

Source: Avantax
Investor Relations Contact:
Dee Littrell
Avantax, Inc.
(972) 870-6463
IR@avantax.com
Media Contacts:
Tony Katsulos
Avantax, Inc.
(972) 870-6654
tony.katsulos@avantax.com
Kendra Galante
StreetCred PR for Avantax
(402) 740-2047
kendra@streetcredpr.com
avantax@streetcredpr.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Avantax, Inc. (the “Company”), the anticipated business strategy and corporate focus of the Company following consummation of the sale of our tax software business (the “TaxAct Sale”), the intended use of proceeds from the TaxAct Sale, the expected timing of the consummation of the Merger, plans for the Company following the Merger, and the anticipated effects of the Merger on the Company’s business and Cetera Financial Group. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industry; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, and clients, as well as our ability to provide strong client service; the impact of significant interest rate changes; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; political and economic conditions and events that directly or indirectly impact the wealth management industry; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our future capital requirements and the availability of financing, if necessary; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); any compromise of confidentiality, availability, or integrity of information, including cyberattacks; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; our ability to develop, establish, and maintain strong brands; our ability to comply with laws and regulations regarding privacy and protection of user data; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; risks related to goodwill and acquired intangible asset impairment; our failure to realize the expected benefits of the TaxAct Sale; disruptions to our business and operations resulting from our compliance with the terms of the transition services agreement entered into in connection with the TaxAct Sale; disruptions or adverse effects on our business prospects, financial condition, and results of operations caused by the proposed acquisition of the Company by Cetera; our inability to timely and successfully close the proposed acquisition of the Company by Cetera; provisions within our Agreement and Plan of Merger with Cetera that could discourage competing acquisition proposals from third parties or adversely affect future acquisition proposals in the event the proposed acquisition of the Company by Cetera is terminated; and our ability to mitigate and manage risks caused by yield curve, duration and interest rate fluctuations, and other macroeconomic factors upon our business and financing arrangements through derivative transactions pursuant to our recently implemented hedging policy. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$192,343	$165,032	$557,251	$494,104
Operating expenses:
Cost of revenue	117,684	105,809	336,783	341,443
Engineering and technology	2,352	2,617	7,264	6,733
Sales and marketing	26,298	23,770	79,902	70,826
General and administrative	33,011	23,792	91,747	69,388
Acquisition and integration	(100)	416	(17)	(4,710)
Depreciation	4,142	3,343	11,318	8,428
Amortization of acquired intangible assets	6,404	6,342	18,973	19,435
Total operating expenses	189,791	166,089	545,970	511,543
Operating income (loss) from continuing operations	2,552	(1,057)	11,281	(17,439)
Interest expense and other, net	(5,115)	(158)	(8,919)	(423)
Income (loss) from continuing operations before income taxes	(2,563)	(1,215)	2,362	(17,862)
Income tax benefit (expense)	1,068	1,536	(524)	22,582
Income (loss) from continuing operations	(1,495)	321	1,838	4,720
Discontinued operations
Income (loss) from discontinued operations before gain on disposal and income taxes	—	(22,352)	—	74,165
Pre-tax gain on disposal	—	—	2,539	—
Income (loss) from discontinued operations before income taxes	—	(22,352)	2,539	74,165
Income tax benefit (expense)	—	190	(618)	(26,681)
Income (loss) from discontinued operations	—	(22,162)	1,921	47,484
Net income (loss)	$(1,495)	$(21,841)	$3,759	$52,204

Basic net income (loss) per share:
Continuing operations	$(0.04)	$0.01	$0.05	$0.10
Discontinued operations	—	(0.47)	0.04	0.99
Basic net income (loss) per share	$(0.04)	$(0.46)	$0.09	$1.09
Diluted net income (loss) per share:
Continuing operations	$(0.04)	$0.01	$0.04	$0.10
Discontinued operations	—	(0.46)	0.05	0.96
Diluted net income (loss) per share	$(0.04)	$(0.45)	$0.09	$1.06
Weighted average shares outstanding:
Basic	36,921	47,847	39,971	47,981
Diluted	36,921	49,016	40,940	49,153

Comprehensive income (loss):
Net income (loss)	$(1,495)	$(21,841)	$3,759	$52,204
Other comprehensive loss, net of tax	(982)	—	(13,043)	—
Comprehensive income (loss)	$(2,477)	$(21,841)	$(9,284)	$52,204

AVANTAX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,435	$263,928
Accounts receivable, net	24,680	24,117
Commissions and advisory fees receivable	22,177	20,679
Prepaid expenses and other current assets	32,944	15,027
Total current assets	186,236	323,751
Long-term assets:
Property, equipment, and software, net	49,932	53,041
Right-of-use assets, net	18,126	19,361
Goodwill, net	266,279	266,279
Acquired intangible assets, net	256,867	266,002
Other long-term assets	48,239	35,081
Total long-term assets	639,443	639,764
Total assets	$825,679	$963,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,771	$7,531
Commissions and advisory fees payable	15,033	13,829
Accrued expenses and other current liabilities	49,798	111,212
Current deferred revenue	4,241	4,583
Current lease liabilities	5,107	5,139
Current portion of long-term debt	11,813	—
Total current liabilities	89,763	142,294
Long-term liabilities:
Long-term debt, net	248,388	—
Long-term lease liabilities	27,797	30,332
Deferred tax liabilities, net	15,584	20,819
Long-term deferred revenue	3,701	4,396
Other long-term liabilities	36,759	22,476
Total long-term liabilities	332,229	78,023
Total liabilities	421,992	220,317

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 shares authorized; 43,530 shares issued and 36,807 shares outstanding as of September 30, 2023; 51,260 shares issued and 48,079 shares outstanding as of December 31, 2022	4	5
Additional paid-in capital	1,391,702	1,636,134
Accumulated deficit	(825,783)	(829,542)
Accumulated other comprehensive loss	(13,043)	—
Treasury stock, at cost—6,723 shares as of September 30, 2023 and 3,181 shares as of December 31, 2022	(149,193)	(63,399)
Total stockholders’ equity	403,687	743,198
Total liabilities and stockholders’ equity	$825,679	$963,515

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income	$3,759	$52,204
Less: Income from discontinued operations, net of income taxes	1,921	47,484
Income from continuing operations	1,838	4,720
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	30,291	27,863
Stock-based compensation	17,678	14,782
Change in the fair value of acquisition-related contingent consideration	—	(5,320)
Reduction of right-of-use lease assets	1,235	1,103
Deferred income taxes	(1,043)	(599)
Amortization of debt discount and issuance costs	871	—
Accretion of lease liabilities	1,405	1,522
Other non-cash items	4,610	4,218
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(551)	(2,505)
Commissions and advisory fees receivable	(1,498)	4,587
Prepaid expenses and other current assets	(16,533)	(3,755)
Other long-term assets	(17,276)	(14,829)
Accounts payable	(3,760)	(5,047)
Commissions and advisory fees payable	1,204	(4,137)
Lease liabilities	(3,972)	(3,788)
Deferred revenue	(1,037)	(1,447)
Accrued expenses and other current and long-term liabilities	(77,023)	(7,459)
Net cash provided (used) by operating activities from continuing operations	(63,561)	9,909
Investing activities:
Purchases of property, equipment, and software	(8,257)	(12,601)
Asset acquisitions	(8,017)	(3,743)
Net cash used by investing activities from continuing operations	(16,274)	(16,344)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	261,543	—
Payments on credit facilities	(3,375)	(35,906)
Acquisition-related fixed and contingent consideration payments	(287)	(14,548)
Stock repurchases	(337,192)	(35,000)
Proceeds from issuance of stock through employee stock purchase plan	1,584	2,324
Proceeds from stock option exercises	2,203	481
Tax payments from shares withheld for equity awards	(4,346)	(2,090)
Net cash used by financing activities from continuing operations	(79,870)	(84,739)
Net cash used by continuing operations	(159,705)	(91,174)
Net cash provided by operating activities from discontinued operations	—	69,508
Net cash provided (used) by investing activities from discontinued operations	2,212	(4,552)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	2,212	64,956
Net decrease in cash and cash equivalents	(157,493)	(26,218)
Cash and cash equivalents, beginning of period	263,928	100,629
Cash and cash equivalents, end of period	$106,435	$74,411

Supplemental cash flow information:
Cash paid for income taxes	$99,966	$2,408
Cash paid for interest	$11,422	$23,005

AVANTAX, INC.
Revenue Recognition
(Unaudited) (In thousands)
Revenues by major category are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenue:
Advisory	$108,393	$95,070	$309,234	$306,394
Commission	43,351	41,788	126,662	132,278
Asset-based	33,444	21,147	100,524	33,774
Transaction and fee	7,155	7,027	20,831	21,658
Total revenue	$192,343	$165,032	$557,251	$494,104

AVANTAX, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) (2)	$(1,495)	$(21,841)	$3,759	$52,204
Less: Income (loss) from discontinued operations, net of income taxes	—	(22,162)	1,921	47,484
Income (loss) from continuing operations, net of income taxes	(1,495)	321	1,838	4,720
Stock-based compensation	6,585	4,964	17,678	14,782
Depreciation and amortization of acquired intangible assets	10,546	9,685	30,291	27,863
Interest expense and other, net	5,854	158	12,337	423
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(100)	416	(17)	610
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	—	—	(5,320)
Contested proxy and other legal and consulting costs	—	(250)	694	3,865
Executive transition costs	—	—	6,412	—
Merger transaction costs	7,763	—	7,763	—
TaxAct transaction related costs	2,069	3,237	6,228	3,439
Reorganization costs	3,938	—	8,904	—
Hedging program start-up costs	—	—	583	—
Income tax (benefit) expense	(1,068)	(1,536)	524	(22,582)
Adjusted EBITDA (1)	$34,092	$16,995	$93,235	$27,800

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) (2)	$(1,495)	$(21,841)	$3,759	$52,204
Less: Income (loss) from discontinued operations, net of income taxes	—	(22,162)	1,921	47,484
Income (loss) from continuing operations, net of income taxes	(1,495)	321	1,838	4,720
Amortization of acquired intangible assets	6,404	6,342	18,973	19,435
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(100)	416	(17)	610
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	—	—	(5,320)
Contested proxy and other legal and consulting costs	—	(250)	694	3,865
Executive transition costs	—	—	6,412	—
Merger transaction costs	7,763	—	7,763	—
TaxAct transaction related costs	2,069	3,237	6,228	3,439
Reorganization costs	3,938	—	8,904	—
Hedging program start-up costs	—	—	583	—
Unrealized MTM derivative losses (gains)	(239)	—	637	—
Tax impact of adjustments to GAAP net income (loss)	(4,823)	(2,315)	(11,601)	(5,234)
Non-GAAP Net Income (1)	$13,517	$7,751	$40,414	$21,515
Per diluted share:
Net income (loss) (2) (3)	$(0.04)	$(0.45)	$0.09	$1.06
Less: Income (loss) from discontinued operations, net of income taxes	—	(0.46)	(0.05)	(0.96)
Income (loss) from continuing operations, net of income taxes	(0.04)	0.01	0.04	0.10
Amortization of acquired intangible assets	0.18	0.13	0.46	0.40
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	—	0.01	—	0.01
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	—	—	(0.11)
Contested proxy and other legal and consulting costs	—	(0.01)	0.02	0.08
Executive transition costs	—	—	0.16	—
Merger transaction costs	0.21	—	0.19	—
TaxAct transaction related costs	0.05	0.07	0.15	0.07
Reorganization costs	0.10	—	0.22	—
Hedging program start-up costs	—	—	0.01	—
Unrealized MTM derivative losses (gains)	(0.01)	—	0.02	—
Tax impact of adjustments to GAAP net income (loss)	(0.13)	(0.05)	(0.28)	(0.11)
Non-GAAP Net Income per share — Diluted (1)	$0.36	$0.16	$0.99	$0.44
Diluted weighted average shares outstanding	37,791	49,016	40,940	49,153

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, Merger transaction costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net, unrealized mark-to-market (“MTM”) derivative losses (gains) for our interest rate cap derivative instruments, and other non-operating income. It does not include the income associated with the transition services agreement signed in connection with the TaxAct Sale as this income offsets costs included within income from continuing operations, or realized income or loss associated with our interest rate cap derivative instruments. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global. Hedging program start-up costs include consulting and accounting costs incurred for the implementation of our cash sweep interest rate hedging program. Merger transaction costs include consulting and legal costs incurred for the plan of merger with Aretec Group, Inc., an affiliate of Cetera Financial Group. Inc.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, Merger transaction costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, unrealized MTM derivative losses (gains) for our interest rate cap derivative instruments, and the related tax impact of those adjustments. Unrealized MTM derivative losses (gains) include the unrealized portion of gains and losses that are caused by changes in the fair values of derivatives which do not qualify for hedge accounting treatment under GAAP. It does not include realized income or loss associated with these instruments. The tax impact of these adjustments is determined using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of comprehensive income (loss) that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the unaudited condensed consolidated statements of comprehensive income (loss).
(3)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.